UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2005

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50891 (Commission File Number)	20-0432760 (IRS Employer Identification No.)

222 South Riverside Plaza
Chicago, Illinois 60606
(Address of Principal Executive Offices) (Zip Code)

(888) 782-4672
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)      Election of New Director

On February 14, 2005, the board of directors of Specialty Underwriters' Alliance, Inc. (the "Company") elected Paul A. Philp as a member to the board of directors. Mr. Philp fills a vacancy on the board of directors which had existed since September 2004.

Consistent with the Company’s compensation policy for director, as of February 14, 2005, Mr. Philp was granted an option to purchase 10,000 shares of common stock (the "Option Shares") of the Company under the Company’s 2004 Stock Option Plan at an exercise price equal to $9.68 per share. The Option Shares vest and become exercisable cumulatively at the rate of 33.33% on each of the first three anniversaries of the date of grant.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2005

SPECIALTY UNDERWRITERS' ALLIANCE, INC. By: /s/ Peter E. Jokiel Name: Peter E. Jokiel Title: Chief Financial Officer